Exhibit 10.10

GUARANTEE

by

MURRAY INTERNATIONAL METALS PTE. LIMITED

in favour of

STEELS (UK) QRS 16-58, INC

of the obligations of

MURRAY INTERNATIONAL

METALS LIMITED

in relation to

Lease of Premises at Newbridge,

Midlothian, Scotland

GUARANTEE by

MURRAY INTERNATIONAL METALS PTE. LIMITED (Company No. 200201097M) and having its Registered Office at 31 Tuas View Close, Singapore 637469 (herein called the Guarantor)

in favour of

STEELS (UK) QRS 16-58, INC., a Company incorporated under the laws of the State of Delaware and having an address care of W P Carey & Co LLC, 50 Rockefeller Plaza, Second Floor, New York, New York 10020, USA (who, and, where the context so requires or admits, their successors as landlord under the Lease aftermentioned are herein called the Landlord)

of the obligations of

MURRAY INTERNATIONAL METALS LIMITED (Company No. 1241058) and having its Registered Office at 95 High Street, Edgeware, Middlesex HA8 7BD (together with its successors as tenant under the Lease aftermentioned herein called the Tenant)

in relation to

the Tenant’s obligations under the Lease of office premises and two warehouses at Newbridge Industrial Estate, Midlothian, Scotland.

1. The Guarantor MURRAY INTERNATIONAL METALS PTE. LIMITED (Company No.200201097M) HEREBY UNDERTAKES to the Landlord, (STEELS (UK) QRS 16-58, INC., a Company incorporated under the laws of the State of Delaware and having an address care of W P Carey & Co LLC, 50 Rockefeller Plaza, Second Floor, New York, New York 10020, USA and its successors as landlord under the Lease aftermentioned) as guarantor, cautioner, co-obligant and principal debtor that the Tenant (MURRAY INTERNATIONAL METALS LIMITED (Company No. 1241058) having its Registered Office at 95 High Street, Edgeware, Middlesex HA8 7BD and its successors as Tenant under the said Lease) will observe and perform the obligations and conditions whatsoever (present and future) undertaken by or binding on the Tenant directly or indirectly under or by virtue of the Lease between the Landlord and the Tenant dated 16 December 2005 (which Lease, as the same may be or may hereafter be amended or supplemented by agreement between the Landlord and the Tenant is herein called the Lease) relative to office premises and two warehouses (all with associated land and rights) at Newbridge Industrial Estate, Midlothian and that if the Tenant shall make any default in observing and performing the said obligations and conditions or any of them, then and in every such case the Guarantor will pay and make good to the Landlord on demand anything whatsoever which ought to be or have been paid, observed or performed as aforesaid as well as all damages, losses, and costs properly sustained by the Landlord through the default of the Tenant or the Guarantor PROVIDED ALWAYS that any neglect, delay or forbearance of the Landlord in enforcing observance of the Tenant’s obligations against the Tenant or the Guarantor or against any other guarantors of the Tenant’s obligations or the unenforceability of the obligations of the Tenant or any other guarantor (or the Tenant or any other such guarantor acting outwith their respective powers either in the entering into of the Lease or of the relevant Guarantee) or the giving of time by the Landlord to in relation thereto or any other act, matter or thing whereby, (but for this provision) the Guarantor would be exonerated either in whole or in part from its obligations to the Landlord (other than a discharge of the Guarantor’s obligations executed by the Landlord in writing) shall not release or in any way lessen or affect the liability of the Guarantor hereunder.

2. This Guarantee will apply not only to the obligations of the Tenant under the Lease but also to the obligations arising under any variation of the Lease executed by the Tenant and the Guarantor agrees, if requested (but without prejudice to the Guarantor’s obligations in the event that no such request is made), to be a party to any such variation as consentor.

3. The Guarantor HEREBY FURTHER UNDERTAKES with the Landlord that if:-

(a) The Tenant shall go into liquidation or administration or receivership and the Liquidator or Administrator or Receiver shall disclaim the Lease either expressly or by reason of failing to provide to the Landlord the personal undertaking required by Clause 13.1.2 of the Lease within the fourteen day period referred to in that Clause; or

(b) The Tenant shall be wound up or cease to exist; or

(c) an event shall occur which shall entitle the Landlord to irritate the Lease following due notice;

then, at the option of the Landlord, the Guarantor will:-

(i) procure that the Tenant renounces its right to the Lease; and

(ii) accept a new lease of the property leased by the Lease for a period equal to the remainder (which if there had been no disclaimer or if the Lease had continued to have had effect as aforesaid would have remained) of the period of the Lease at the same rent and subject to the like obligations and conditions as are, provided for and contained in the Lease (subject to any variation which may then have occurred and to the provisions for further review of the rental provided for in the Lease); which new lease will take effect as from the date of the said disclaimer or entitlement to irritate; and

(iii) pay all costs properly and reasonably incurred by the Landlord in connection with the grant of the new lease and the renunciation.

(and the Guarantor will continue, whether or not such option is exercised and notwithstanding such renunciation, to be responsible for all outstanding obligations and conditions in respect of the Lease so renounced in respect of the period up to the date of commencement of the new Lease and for all damages and others referred to in Condition 1 of this Guarantee).

4. Nothing herein contained shall prevent the Landlord from exercising its rights in full under the Lease relative to any default by the Tenant and nothing herein contained will grant to the Guarantor any right of occupancy or other right to the leased subjects other than pursuant to a request by the Landlord under Condition 3 of this Guarantee.

5. The Guarantor in so far as it is not or may in the future not be subject to the jurisdiction of the Scottish Courts and the English Courts hereby prorogates and binds itself to submit to the non exclusive jurisdiction of both the Scottish Courts and the English Courts in relation to all actions at the instance of the Landlord arising out of or in connection with the Lease and this Guarantee and also in relation to all lawful execution which may follow as a result of the registration of the Lease and/or this Guarantee for execution and accepts that the choice of jurisdiction (Scotland or England) in which to bring or defend any proceedings or to take any enforcement steps shall in relation to each of such proceedings (and without prejudice to the use of the other jurisdiction for other proceedings or steps) be at the discretion of the Landlord.

6. The Landlord shall have the right to assign this Guarantee to its successors as landlords under the Lease.

7. The Guarantor accepts that it shall not be entitled to rank in the liquidation, bankruptcy or receivership of the Tenant in respect of any payment made by it under the Lease, the new Lease or this Guarantee nor to have any benefits of any securities held by the Landlord or of any payments dividends or composition which the Landlord may receive until the whole claims of the Landlord against the Tenant are satisfied.

8. The Guarantor hereby waives any right to require the Landlord to a proceed first (or at all) against the Tenant or any of its assets or against any other Guarantor or any of its assets and neither the non-exercise of nor any delay in exercising on the part of the Landlord any right power or privilege shall operate as a waiver of this Guarantee nor shall any single or partial exercise of any right power or privilege preclude the further exercise of such right or any other right power or privilege.

9. The Guarantor shall, within seven days of demand, pay to the Landlord the amount of all costs and expenses (including legal fees) properly incurred by the Landlord in connection with the enforcement of, or the preservation of any rights under, this Guarantee.

10. All amounts payable to the Landlord are payable in Sterling or, on that ceasing to be the lawful currrency in Scotland, in the lawful currency which replaces it. If, for the purpose of obtaining in any judgment in any court, it is necessary to convert into lawful currency of Singapore (herein called Singapore Dollars) a sum due hereunder in Sterling or the lawful currency of Scotland, the rate of exchange used shall be that at which in accordance with normal banking procedures, the Landlord could purchase Sterling or the lawful currency of Scotland with Singapore Dollars at the spot exchange rate available in New York, New York (USA) on the business day on which a final judgment is given. The obligation of the Guarantor in respect of any such sum due hereunder shall, notwithstanding any judgment in Singapore Dollars, be discharged only to the extent that on the business day following receipt by the Landlord of any sum adjudged to be so due in Singapore Dollars at the spot exchange rate available in New York, New York (USA), the Landlord may, in accordance with normal banking procedures, purchase Sterling or the lawful currency of Scotland with Singapore Dollars; if the Sterling or the lawful currency of Scotland so purchased are less than the sum originally due in Sterling or the lawful currency of Scotland, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Landlord against such loss and if Sterling or the lawful currency of Scotland so purchased exceeds the sum originally due to the Landlord in Sterling or the lawful currency of Scotland, the Landlord agrees to remit such excess to the Guarantor or its assigns.

11. The Guarantor makes (as at the date of this Guarantee only) the warranties set out in this Clause 11 to the Landlord.

11.1 (a) It is a company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being conducted.

11.2 Subject to any general principles of law limiting its obligations and referred to in any legal opinion issued on behalf of the Guarantor with respect to this Guarantee on the date hereof, the obligations expressed to be assumed by it in this Guarantee are legal, valid, binding and enforceable obligations.

11.3 Subject to any general principles of law limiting its obligations and referred to in any legal opinion issued on behalf of the Guarantor with respect to this Guarantee on the date hereof, the entry into and performance by it of this Guarantee do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) its constitutional documents; or

(c) the Indenture executed by and between the Tenant, Pipe Acquisition Limited and The Bank of New York, as trustee, dated 16 December, 2005 and the Supplemental Indenture to be entered into by the Guarantor in favour of The Bank of New York under which the Guarantor agrees to be bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein.

11.4 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Guarantee.

11.5 All authorisations, consents, approvals, resolutions, licences, exemptions, filings, notarisations and registrations required:

(a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Guarantee; and

(b) to make this Guarantee admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

11.6 Its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

11.7 Subject to any general principles of law limiting its obligations and referred to in any legal opinion issued on behalf of the Guarantor with respect to this Guarantee on the date hereof:

(a) the choice of Scottish law as the governing law of this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

(b) any judgment obtained in Scotland or England in relation to this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

12. The Guarantor shall supply to the Landlord all documents required to be supplied by the Tenant and the Guarantor pursuant to Clause 2 of Part 5 of the Schedule to the Lease.

13. (a) The Guarantor shall make all payments to be made by it without any deduction, withholding or set off whatsoever for or on account of any present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any fines surcharge or penalties in respect thereof (herein called a Tax Deduction), unless a Tax Deduction is required by law.

(b) The Guarantor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Landlord accordingly. Similarly the Landlord shall notify the Guarantor on becoming so aware in respect of a payment payable to it.

(c) If a Tax Deduction is required by law to be made by the Guarantor, the amount of the payment due from the Guarantor shall be increased to an amount which, after making any Tax Deduction) leaves an amount equal to the payment which would have become due if no Tax Deduction had been required. PROVIDED THAT the Guarantor shall not be liable to pay any such increase to the extent to which the Tax Deduction in question arises by reason of the Landlord’s failure in (a) completion of procedural formalities necessary to achieve the ability for non-resident Landlords to receive rents gross of deduction of tax at source under a scheme then capable of allowing the Landlord to achieve that on completion of such formalities (including, for the avoidance of doubt, an application to HM Revenue & Customs for a certificate that the Landlord may receive rents gross of deduction at source) or (b) the provision to the Tenant and/or the Guarantor of a certificate or other suitable evidence that these formalities have been completed in reasonable time before the payment was required to be made under this Guarantee.

(d) If the Guarantor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Guarantor shall deliver to the Landlord evidence that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14. The Guarantor shall not, in a single transaction or series of transactions (including any merger or consolidation), sell or convey, transfer or lease all or substantially all of its assets (excluding (a) the disposal of stock or cash on an arm’s length basis in the ordinary course of trading, (b) disposals of obsolete or redundant assets which are no longer required for the business of the Guarantor, (c) disposals of assets (other than any shares, heritable or leased properties in Scotland or any trade or business) in exchange for replacement assets comparable or superior as to type, value and quality) (herein called a Guarantor Asset Transfer) to any Person (as such term is defined in the Lease) unless this Guarantee is assigned to and assumed by such Person as a part of such Guarantor Asset Transfer, including all the obligations of the Guarantor hereunder, actual or contingent, and which may have arisen on or prior to the date of such assignation by a written instrument delivered to Landlord at the time of such Guarantor Asset Transfer. Upon any such assignation and assumption by any Person as a part of such Guarantor Asset Transfer in accordance with the foregoing sentence, the Guarantor hereunder shall, on the date of such assignation and assumption, be discharged from all liability under this Guarantee, but entirely without prejudice to the Landlord’s right and any assignee’s obligations hereunder, including those assumed by virtue of the instrument specified in this clause 14. Notwithstanding the foregoing, if in connection with such

Guarantor Asset Transfer other than to a member of the Guarantor’s Group (i) immediately after such transaction or transactions, taken in the aggregate, the Tenant has on a consolidated basis (or would, on a consolidated pro forma basis, have) for the Applicable Period (x) a Fixed Charge Coverage Ratio of parties by not less than 10 days’ notice. All notices or communications under or in connection with this Agreement shall be in English.

17. This Guarantee shall be governed by and construed and enforced in accordance with the laws of Scotland

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18. The Guarantor consents to registration of this Guarantee for preservation and execution.

IN WITNESS WHEREOF

The Common Seal of MURRAY		)
INTERNATIONAL METALS PTE.		)
LIMITED was hereunto affixed in the		)
presence of		),

/s/ Michael Craig			/s/ Kenneth Andrew Cockburn

Name:	Michael Craig		Name:	Kenneth Andrew Cockburn

Title: Director			Title: Director

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO CLAUSE 14 ABOVE:

MURRAY INTERNATIONAL METALS LIMITED incorporated under the Companies Acts with Company Number 1241058 at Singapore on 26 January 2006			at Singapore on 26 January 2006

By:	/s/ Michael Craig		By:	/s/ Kenneth Andrew Cockburn

Name:	Michael Craig		Name:	Kenneth Andrew Cockburn

Title:	Director		Title:	Director